Exhibit 5, 23.1

Susan B. Zaunbrecher, Esq.

zaunbrec@dinslaw.com

(513) 977-8171

May 1, 2001

Community First Financial Bancorp, Inc.

25 North Main Street

New Holland, Ohio 43145

Ladies and Gentlemen:

This opinion is rendered for use in connection with the Registration Statement on Form S-4, pursuant to the Securities Act of 1933, filed by Community First Financial Bancorp, Inc. (the "Company") with the Securities and Exchange Commission, under which up to 87,232 shares of the Company's Common Stock, without par value ("Common Stock") are to be registered in connection with the proposed reorganization of The First National Bank of New Holland into a holding company structure (the "Reorganization") .

We hereby consent to the filing of this opinion as Exhibit 5 and 23.1 to the Registration Statement and to the reference to our name in the Registration Statement.

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Articles of Incorporation and Regulations and the record of proceedings of the shareholders and directors of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Ohio.

2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and up to 87,232 shares of Common Stock to be issued to the shareholders of The First National Bank of New Holland pursuant to the Reorganization shall have been so issued upon the terms set forth in the Registration Statement, such shares will be legally and validly issued and outstanding, fully-paid and nonassessable.

Very truly yours,

DINSMORE & SHOHL LLP

/s/ Susan B. Zaunbrecher

Susan B. Zaunbrecher